SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 18, 2014

Date of Report (Date of earliest event reported)

__________________________________

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431

(Commission File Number)

22-3282551

(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2014, Unity Bancorp, Inc. (“Unity”), entered into Retention Agreements with Alan J. Bedner, Janice Bolomey, and John J. Kauchak.

The terms of the three agreements are substantially similar. Each provides for a severance payment (i) in the event the executive is terminated without "cause" (as defined in the agreement), (ii) in the event the executive resigns for "good cause" (as defined in the agreement), (iii) upon a change in control or significant acquisition (as each term is defined in the agreement) in the event the executive's employment is terminated (by the company or the executive) within 18 months. In the event of a termination without cause or a resignation for good reason, the executive will receive 12 months worth of their base salary. In the event of a change in control or a significant acquisition, the executive will be entitled a payment equal to 24 months of the executive's base salary plus the executive's cash bonus for the past fiscal year.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Retention Agreement with Alan J. Bedner.
Exhibit 10.2	Retention Agreement with Janice Bolomey.
Exhibit 10.3	Retention Agreement with John J. Kauchak.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.

(Registrant)

Date:  September 18, 2014

By: /s/     Alan J. Bedner

Alan J. Bedner

EVP and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #    DESCRIPTION

10.1	Retention Agreement with Alan J. Bedner.
10.2	Retention Agreement with Janice Bolomey.
10.3	Retention Agreement with John J. Kauchak.